EXHIBIT 10.4
TRADEMARK SECURITY AGREEMENT

AGREEMENT made December 12, 2011, between GREEN EARTH TECHNOLOGIES, INC., a Delaware corporation with an office located at 1136 Celebration Boulevard, Celebration, Florida 34747 (the “Borrower”); and [            ], AS AGENT for the holders of the Company’s 6% Secured Convertible Debentures due December 31, 2014 in the original aggregate principal amount of up to $7,500,000 (collectively, the “Debentures”) signatory hereto, their endorsees, transferees, successors and assigns (collectively, the “Lender”).

Recitals

A.           The Lender has extended a  convertible loan facility in an amount of up to $7,500,000 (the “Convertible Loan”) to the Borrower as evidenced by the 6% Convertible Debenture dated December 12, 2011 (the “Debenture”) from the Borrower to the Lender and all other documents executed in connection therewith (including the Debenture, collectively, the “Convertible Loan Documents”).

B.           The Borrower agrees that (i) payment of the Convertible Loan and (ii) performance of all of the other obligations of the Borrower to the Lender pursuant to the Convertible Loan Documents (collectively, the “Obligations”) are to be secured by, among other things, the security interests created hereby.

Agreement

In consideration of the Recitals, which are incorporated by reference, other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and the terms and conditions contained herein, the parties, intending to be bound legally, agree as follows:

i)           Grant of Security Interest.  To secure payment and performance of the Obligations, the Borrower pledges, assigns and grants to the Lender a continuing security interest in and lien on:

(a)           all of the Borrower’s trademarks, the United States and foreign country registrations therefor, if any, and the goodwill and other rights associated therewith (including but not limited to, those listed on the attached Schedule “A”), whether or not the same are registered with any governmental entity (collectively, the “Trademarks”),

(b)	all common law rights to the Trademarks,

(c)           the right to sue in the Lender’s own name or joined with the Borrower, for past, present or future infringements thereof,

(d)	all reissues, renewals and extensions thereof,

(e)	all rights corresponding to any of the foregoing throughout the world,

(f)	all whether now existing or hereafter arising,

(g)           all rights and interest of the Borrower pursuant to licensing or other contracts with third parties in favor of the Borrower pertaining to the Trademarks, to the extent permitted by such licensing or other contracts and, if not so permitted, then only with the consent of such third parties, and

(h)           all proceeds of any of the foregoing, including, without limitation, license royalties and proceeds of infringement suits (collectively, including the Trademarks, the “Collateral”).

Without limiting the generality of the foregoing, the Borrower further grants, assigns and conveys to the Lender an exclusive license under and to the Collateral for the purpose of enforcing all of the Lender’s rights and remedies under this Agreement and the Convertible Loan Documents.  Any right to sue shall be discretionary and not an obligation of the Lender.

ii)           Covenants and Warranties of the Borrower.  The Borrower covenants and warrants that:

(i)           a true and complete list of all Trademarks and Trademark applications owned by the Borrower is set forth in Schedule “A”;

(ii)           the Trademarks are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

(iii)           to the best of the Borrower’s knowledge, each of the Trademarks is valid and enforceable;

(iv)           the Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Trademarks, free and clear of any liens, security interests, or to the best of the Borrower’s knowledge, infringements of any nature whatsoever;

(v)           the Borrower is not aware of any claim by any third party against any of the Collateral, including without limitation, claims that the Collateral is invalid or unenforceable or infringes on the rights of others;

(vi)           the Borrower has the unqualified right to enter into this Agreement and perform its terms;

(vii)           the Borrower shall not permit or suffer to exist any lien or security interest upon the Collateral, except for the security interest granted herein;

(viii)           the Borrower will warrant and defend the title to the Collateral and the lien of the Lender therein against all claims of all persons;

(ix)           upon making the filings referred to below, the Lender will have a valid and perfected security interest under the laws of the United States and the states enumerated below with respect to so much of the Collateral as is subject to perfection of security interests under such laws;

(x)           except for the filing of a financing statement with the Secretary of State of the state of Delaware under the Uniform Commercial Code and the filing with the United States Patent and Trademark Office, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the grant by the Borrower of the security interest granted hereby, (ii) the delivery or performance by the Borrower of this Agreement, or (iii) the perfection of or the exercise by the Lender of its rights and remedies hereunder in any state or the United States of America;

(xi)           the Borrower will maintain and preserve such lien so long as this Agreement shall remain in full force and effect; and

(xii)           until the Obligations have been satisfied in full, the Borrower will not enter into any agreement which is inconsistent with this Agreement.

iii)           Additional Trademarks.  If, before the Obligations shall have been satisfied in full, the Borrower shall obtain rights to any new Trademarks, whether or not the same are registered with any governmental entity or become entitled to the benefit of any Trademark application or any reissue, renewal or extension of any Trademark, the Borrower shall give to the Lender prompt notice thereof in writing and the provisions of this Agreement shall apply thereto.

iv)           Modifications. The Borrower authorizes the Lender to modify this Agreement by amending Schedule “A” to include any renewals, extensions or additions to any Trademark utilized by the Borrower or applied for or obtained hereafter and any renewals, extensions, or additions thereto and any improvements thereon.

v)           Trademark Applications, Trademark Maintenance.  The Borrower shall, in accordance with its best business judgment (a) diligently prosecute all Trademark applications now or hereafter included in the Trademarks, and (b) maintain in effect all Trademarks now or hereafter included in the Trademarks; provided that the Borrower, upon written notice to the Lender, shall have the right, in the exercise of its reasonable business judgment, to discontinue the prosecution of any Trademark application and/or permit any Trademark to lapse for failure to pay a maintenance fee when due.

vi)           Events of Default.  An Event of Default shall mean (i) failure of the Borrower to fully comply with any of the terms contained herein, or (ii) the occurrence of any Event of Default under any of the other Convertible Loan Documents, as such term is defined therein, which definition is incorporated herein by reference.

vii)           Remedies. If one or more Events of Default shall have occurred, the Lender shall have, in addition to all other rights and remedies given it by this Agreement and the Convertible Loan Documents, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Collateral may be located.  All of the Lender’s rights and remedies with respect to the Collateral, whether established hereby or by the Loan Documents, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

viii)           Additional Rights of the Lender.  After the occurrence of an Event of Default, the Lender shall have the right, but shall not be obligated, to bring suit in its own name to enforce its rights in the Collateral and any license thereunder, in which event the Borrower shall at the request of the Lender do all lawful acts and execute all proper documents required by the Lender in aid of such enforcement and the Borrower shall promptly, upon demand, reimburse and indemnify the Lender for all costs and expenses reasonably incurred by the Lender in the exercise of its rights under this Agreement including, but not limited to, attorneys’ fees.

ix)           No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, and any single or partial exercise by the Lender of any right, remedy or power hereunder shall not preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy and power granted to the Lender or allowed it by law or other agreement, shall be cumulative and not exclusive the one of any other, and may be exercised by the Lender from time-to-time.

x)           Further Assurances; Filing.  The Borrower agrees to deliver to the Lender Uniform Commercial Code financing statements and such other documents, instruments, and supplemental security agreements as the Lender may deem necessary, proper or desirable in obtaining the benefits of this Agreement.  In the event the Borrower does not provide the Lender with such statements within five (5) days after the same are requested, the Borrower authorizes the Lender to effect any filing or recording of any such financing statement or statements relating to the Collateral or amendments thereto, and appoints the Lender as its attorney-in-fact to perform all other acts which the Lender deems appropriate to perfect and continue the security interest in, and to protect and preserve, the Collateral.

xi)           Expenses. The Borrower agrees that all costs and expenses, including reasonable attorneys’ fees and expenses for legal services of every kind of, or incidental to, the filing or recording of any documents, including all taxes in connection therewith, in public offices, the payment or discharge of any taxes, custody, care, management, sale or collection of, or realization upon, any of the Collateral or in any way relating to the enforcement or protection of the rights of the Lender, or in defending or prosecution any actions or proceedings arising or related to the Collateral, shall all be borne and paid by the Borrower within five (5) days of demand by the Lender and if not paid within such time shall become part of the Obligations secured hereby.  The Lender may at any time apply to the payment of all such costs and expenses all moneys of the Borrower or other proceeds arising from the possession or disposition of the Collateral.

xii)           Notices. All notices, requests, approvals, demands and other communications given or made in connection with the terms and provisions of this Agreement shall be deemed to have been given or made when sent in accordance with the provisions of the Loan Agreement.

xiii)           Successors.  All the provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

xiv)           Termination.  Upon the performance of all the Obligations and the termination of the Loan, the Lender shall execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any deeds, assignments or other instruments as may be reasonably necessary to revest in the Borrower full title to the Collateral.  The Borrower shall be responsible for all filing costs and fees for any such deeds, assignments or other instruments.

xv)           Severability.   The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

xvi)           Modification.  Except as set forth in Section 4 above, this Agreement is subject to modification only by a writing signed by the parties hereto.

xvii)           Law.  The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of Connecticut and the Borrower irrevocably consents to the jurisdiction of the courts of the State of Connecticut and of any federal court located therein in connection with any actions or proceedings arising out of or related to this Agreement.

xviii)           Jury Trial Waiver.  THE BORROWER WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT OF ANY OF THE LENDER’S RIGHTS AND REMEDIES.  THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

[signature page to follow]

In Witness Whereof, the parties have executed this Agreement on December 12, 2011.

GREEN EARTH TECHNOLOGIES, INC.

By:
Name:
Title:

[ ], as Agent for the holders of the Company’s 6% Secured Convertible Debentures due December 31, 2014 in the originalaggregate principal amount of up to $7,500,000